                               FIFTH AMENDMENT TO
                      RETAIL FUND PARTICIPATION AGREEMENT

      This amendment (the "AMENDMENT") is made this 26th day of September 2011, and amends the prior Agreement dated June 29, 2004 (the "AGREEMENT"), as amended, among Hartford Life Insurance Company, a Connecticut corporation, (the "COMPANY" or "HARTFORD"), Thornburg Investment Management, Inc. ("ADVISOR"), and Thornburg Securities Corp. (the "DISTRIBUTOR"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

      WHEREAS, the parties to the Agreement desire to amend the Agreement to modify SCHEDULE B;

NOW, THEREFORE, the parties hereto agree as follows:

   1. SCHEDULE B is deleted and replaced in its entirety by the SCHEDULE B attached hereto.

   2. All other terms of the Agreement shall continue in force and effect pursuant to the terms thereof.

   3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date above.

HARTFORD LIFE INSURANCE                   HARTFORD SECURITES
COMPANY                                   DISTRIBUTION COMPANY, INC.

By:    /s/ Richard E. Cady                By:    /s/ Richard E. Cady
       --------------------------------          ----------------------
Its:   AVP                                Its:   AVP
       --------------------------------          ----------------------
Dated: 9-28-11                            Dated: 9-28-11
       --------------------------------          ----------------------

THORNBURG INVESTMENT                      THORNBURG SECURITIES
MANAGEMENT, INC.                          CORP.

By:    /s/ Sasha Wilcoxon                 By:    /s/ Sasha Wilcoxon
       --------------------------------          ----------------------
Its:   Sasha Wilcoxon Managing Director   Its:   Sasha Wilcoxon VP
       --------------------------------          ----------------------
Dated: 9-26-11                            Dated: 9-26-11
       --------------------------------          ----------------------


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                                   SCHEDULE B

In consideration of the services provided by the Company, and/or its affiliate, HSD, Advisor agrees to pay the Company an amount equal to the following Administrative basis points Fees per annum on the average aggregate amount invested by the Company's Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

                                                 SERVICE
PORTFOLIO                                        FEES
----------------------------------------------------------
Thornburg Value R3                               0.25%
Thornburg International Value R3                 0.25%
Thornburg Core Growth R3                         0.25%
Thornburg Investment Income Builder R3           0.25%
Thornburg Global Opportunities R3                0.25%
Thornburg International Growth R3                0.25%
Thornburg Limited Term Income R3                 0.05%
Thornburg Limited Term US Govt R3                0.05%
Thornburg Value Fund R4                          0.25%
Thornburg International Value R4                 0.25%
Thornburg Core Growth R4                         0.25%
Thornburg Investment Income Builder R4           0.25%
Thornburg Global Opportunities R4                0.25%
Thornburg International Growth R4                0.25%
Thornburg Value Fund R5                          0.20%
Thornburg International Value R5                 0.20%
Thornburg Core Growth R5                         0.20%
Thornburg Investment Income Bldr R5              0.20%
Thornburg Global Opportunities R5                0.20%
Thornburg International Growth R5                0.20%


In addition to the fees set forth in this Agreement, HSD will receive a 12b-1 fee in accordance with the then current prospectus of the applicable Fund.

SERVICES TO BE PERFORMED INCLUDE:
      (a)   assist in processing customer purchase and redemption requests;
      (b)   answer customer inquiries regarding account status and history;
      (c) assist customers in designating and changing account designations and addresses;
      (d)   provide periodic statements showing customer account balances;
      (e) furnish statements and confirmations of all purchase and redemption requests as may be required by applicable law;
      (f) process customer purchase and redemption requests for Shares and placing purchase and redemption instructions with the Funds' transfer agent; and (g) provide sub-accounting services and maintain accurate sub-accounting records regarding Shares beneficially owned by customers.